Exhibit 99.1

CoBiz Financial Announces Fourth Quarter 2011 Results

Reports net income of $22.0 million; reversal of deferred tax asset valuation allowance

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.4 billion in assets, announced net income of $22.0 million for the fourth quarter of 2011, as compared to a net loss of $12.3 million for the fourth quarter of 2010.  Net income available to common shareholders was $0.57 per diluted common share versus a net loss of $0.36 per diluted common share in the prior-year quarter.

For the year ended December 31, 2011, the Company reported net income of $33.5 million, or $0.76 per diluted common share, versus a net loss of $22.6 million, or $0.72 loss per diluted common share, for the year ended December 31, 2010.

Financial Highlights — Fourth Quarter 2011

•             During the fourth quarter of 2011, the Company fully reversed the $15.6 million deferred tax asset (DTA) valuation allowance originally recorded in the fourth quarter of 2010.  The reversal impacted reported earnings per share for the current and prior years’ quarters by $0.42; excluding the DTA valuation allowance, diluted earnings per share for the fourth quarter of 2011 was $0.15, versus $0.06 for the prior-year quarter. (1)

•             Excluding the DTA valuation from each period, net income was $6.4 million, a 91.4% improvement over the $3.3 million for the fourth quarter of 2010. (1)

•             Core operating results for the fourth quarter also compares favorably to the third quarter of 2011 diluted earnings per common share of $0.05 (which included a charge of $0.05 per diluted common share related to the redemption of preferred stock issued to the U.S. Department of the Treasury under the TARP Capital Purchase Program). Excluding the one-time charge, the Company’s diluted earnings per common share for the third quarter of 2011was $0.10. (1)

•             Driving the growth in core operating results was continued improvement in credit quality, stronger fee income and controlled expenses.

(1)Please see accompanying reconciliation of non-GAAP measures to GAAP

Financial Summary

	Quarter ended			4Q11 change vs.
(Dollars in thousands, except per share amounts)	4Q11	3Q11	4Q10	3Q11		4Q10
Net interest income before provision	$23,852	$23,974	$24,018	$(122)	(0.5)%	$(166)	(0.7)%
Provision for loan losses	380	—	3,519	380	—	(3,139)	(89.2)%
Net interest income after provision	23,472	23,974	20,499	(502)	(2.1)%	2,973	14.5%
Total noninterest income	13,083	6,051	10,357	7,032	116.2%	2,726	26.3%
Total noninterest expense	26,613	23,230	27,169	3,383	14.6%	(556)	(2.0)%
Net income before income taxes	9,942	6,795	3,687	3,147	46.3%	6,255	169.7%
Provision (benefit) for income taxes	(12,012)	2,352	15,951	(14,364)	(610.7)%	(27,963)	(175.3)%
Net income (loss)	21,954	4,443	(12,264)	17,511	394.1%	34,218	(279.0)%
Net income attributable to noncontrolling interest	—	—	(10)	—	—	10	(100.0)%
Net income (loss) after noncontrolling interest	$21,954	$4,443	$(12,274)	$17,511	394.1%	$34,228	(278.9)%
Preferred stock dividends	(717)	(2,535)	(944)	1,818	(71.7)%	227	(24.0)%
Net income (loss) available to common shareholders	$21,237	$1,908	$(13,218)	$19,329	1,013.1%	$34,455	(260.7)%

Effect of excluding:
Deferred tax valuation allowance	(15,596)	—	15,596	(15,596)	NM	—	NM
Accretion of preferred stock discount in quarter of redemption	—	1,753	—	(1,753)	NM	—	NM
Adjusted net income available to common shareholders - Non-GAAP (1)	$5,641	$3,661	$2,378	$1,980	54.1%	$3,263	137.2%

Earnings per common share - GAAP	$0.57	$0.05	$(0.36)	$0.52	NM	$0.93	NM
Effect of deferred tax valuation allowance	(0.42)	—	0.42	(0.42)	NM	(0.84)	NM
Effect of discount accretion	—	0.05	—	(0.05)	NM	—	NM
Adjusted earnings per common share - Non-GAAP	$0.15	$0.10	$0.06	$0.05	51.0%	$0.09	149.6%

KEY RATIOS
Net interest margin	4.27%	4.32%	4.26%
Efficiency ratio	70.01%	74.52%	74.23%
Return on average assets	3.61%	0.74%	(1.99)%
Return on average shareholders' equity	42.89%	8.50%	(22.50)%
Noninterest income as a percentage of operating revenues	35.42%	20.2%	30.13%

NM = Not Meaningful

“I was very pleased with the improvement in our linked-quarter core operating results that were driven by increased fee income, particularly Investment Banking, which closed 75% of its annual revenue in the fourth quarter,” said Chairman and CEO Steve Bangert. “For the full year, the improvement in our earnings was the result of decreased credit expense reflecting significant progress made in reducing our problem loan levels.

“In 2012, we will continue our focus on increasing noninterest income and improving the operating margins of our fee-based business lines. As important, we will maintain our Commercial Banking marketing efforts that we anticipate will translate into net loan portfolio growth over the coming year.”

Loans

•                  Loans at December 31, 2011 were $1.6 billion, a decrease of $22.4 million and $6.3 million from the linked- and prior-year quarter ends, respectively.

•                  Portfolio composition improved as concentrations in Land Acquisition & Development  and Construction have decreased. The Commercial & Industrial (C&I) portfolio totaled $569.0 million, or 34.7% of total Loans at December 31, 2011. Commercial real estate accounted for 47.9% of total Loans, with owner-occupied properties tied to the Company’s C&I portfolio, representing 53.7% of this category. Overall, 60.5% of total Loans relate to the Company’s C&I book.

				4Q11 change vs.
(in thousands)	4Q11	3Q11	4Q10	3Q11		4Q10
LOANS
Commercial & industrial	$568,962	$587,345	$565,145	$(18,383)	(3.1)%	$3,817	0.7%
Real estate - mortgage	784,491	782,771	783,675	1,720	0.2%	816	0.1%
Land acquisition & development	61,977	67,944	83,871	(5,967)	(8.8)%	(21,894)	(26.1)%
Real estate - construction	63,141	68,442	86,862	(5,301)	(7.7)%	(23,721)	(27.3)%
Consumer	116,676	112,709	94,607	3,967	3.5%	22,069	23.3%
Other	42,177	40,588	29,567	1,589	3.9%	12,610	42.6%
Total loans	$1,637,424	$1,659,799	$1,643,727	$(22,375)	(1.3)%	$(6,303)	(0.4)%

•                  New credit of $93.7 million was added during the fourth quarter and advances on existing lines totaled $59.7 million. New and advanced loans were offset by paydowns and maturities of $169.8 million during the fourth quarter.  In addition, the Company charged-off, excluding recoveries, $6.0 million during the current quarter.

•                  While outstanding loans decreased during the fourth quarter, overall credit commitments increased by $10 million, or 1.05% on a linkedquarter basis.  In particular, C&I commitments increased by $12.3 million or 1.9% from the third quarter of 2011, and $44.4 million, or 7.25% from the prior-year quarter.

•                  The increase in gross commitments combined with higher paydowns on pre-existing lines drove line utilization rates below 40%.  Notably, C&I line utilization dropped to 39.5%.

(in thousands)	4Q11	3Q11	2Q11	1Q11	4Q10
Loans - beginning balance	$1,659,799	$1,656,950	$1,636,164	$1,643,727	$1,642,623
New credit extended	93,706	107,904	94,037	72,396	77,089
Credit advanced	59,709	58,371	54,610	62,227	65,343
Paydowns & maturities	(169,778)	(159,991)	(124,856)	(135,892)	(136,191)
Gross loan charge-offs	(6,012)	(3,435)	(3,005)	(6,294)	(5,137)
Loans - ending balance	$1,637,424	$1,659,799	$1,656,950	$1,636,164	$1,643,727

Net change - loans outstanding	$(22,375)	$2,849	$20,786	$(7,563)	$1,104
Net change, excluding charge-offs	(16,363)	6,284	23,791	(1,269)	6,241

Investment Securities

•                  The Company had investment securities available for sale with a carrying value of $623.5 million at December 31, 2011, a $10.7 million increase from September 30, 2011.

•                  The unrealized gain on the investment portfolio decreased $0.7 million from September 30, 2011, to $10.3 million at December 31, 2011.

Deposits and Customer Repurchase Agreements (Repo)

•                  Deposit and Customer Repo balances ended the period at $2.0 billion, an increase of $34.0 million on a linked-quarter basis and a decrease of $0.7 million from the prior-year quarter.

•                  Noninterest-bearing demand accounts were 37.6% of total deposits at December 31, 2011.

•                  As a result of the Company’s favorable funding mix, the average cost of total deposits for the fourth quarter of 2011 decreased to 36 basis points, compared to 40 basis points in the third quarter of 2011 and 51 basis points in the prior-year quarter.

				4Q11 change vs.
(in thousands)	4Q11	3Q11	4Q10	3Q11		4Q10
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$773,826	$718,689	$663,572	$55,137	7.7%	$110,254	16.6%
Savings	10,631	10,251	9,144	380	3.7%	1,487	16.3%
Eurodollar	97,748	104,971	105,793	(7,223)	(6.9)%	(8,045)	(7.6)%
Interest-bearing demand	10,385	—	—	10,385	100.0%	10,385	100.0%
Certificates of deposits under $100,000	34,575	36,126	41,845	(1,551)	(4.3)%	(7,270)	(17.4)%
Certificates of deposits $100,000 and over	180,790	208,965	229,701	(28,175)	(13.5)%	(48,911)	(21.3)%
Reciprocal CDARS	89,638	93,909	157,679	(4,271)	(4.5)%	(68,041)	(43.2)%
Brokered deposits	—	—	100	—	—	(100)	(100.0)%
Total interest-bearing deposits	1,197,593	1,172,911	1,207,834	24,682	2.1%	(10,241)	(0.8)%
Noninterest-bearing demand deposits	720,813	707,606	681,534	13,207	1.9%	39,279	5.8%
Customer repurchase agreements	127,948	131,877	157,690	(3,929)	(3.0)%	(29,742)	(18.9)%
Total deposits and customer repurchase agreements	$2,046,354	$2,012,394	$2,047,058	$33,960	1.7%	$(704)	(0.0)%

Allowance for Loan and Credit Losses and Credit Quality

•                  Nonperforming assets (NPAs) were $45.7 million at December 31, 2011, a 26.6% decrease on a linked-quarter basis, and a decrease of 32.6% from the prior-year quarter.

•                  NPAs to total assets decreased to 1.89% at December 31, 2011, from 2.58% at September 30, 2011 and 2.83% at December 31, 2010.

•                  As a result of the improvement in credit quality measures, the Allowance for Loan and Credit Losses (Allowance) to Loan ratio decreased to 3.40%.  The coverage of Allowance to nonperforming loans increased to over 200%.

•                  NPAs are nearly evenly distributed between the Colorado and Arizona markets.

•                  Net charge-offs for the period increased to $4.4 million from $2.2 million in the linked-quarter and $3.0 million in the prior-year quarter. Charge-offs during the current quarter were concentrated in two credits previously identified as impaired and reserved for.

(in thousands)	4Q11	3Q11	4Q10
ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$59,695	$61,920	$65,325
Provision for loan losses	380	—	3,519
Net charge-offs	(4,446)	(2,225)	(2,952)
Ending allowance for loan losses	$55,629	$59,695	$65,892

Beginning allowance for credit losses	$61	$61	$155
Provision for credit losses	(26)	—	(94)
Ending allowance for credit losses	$35	$61	$61

Total provision for loan and credit losses	$354	$—	$3,425

CREDIT QUALITY
Nonaccrual loans	$27,024	$41,365	$42,532
Loans 90 days or more past due and accruing interest	212	—	202
Total nonperforming loans	27,236	41,365	42,734
OREO and repossessed assets	18,502	20,986	25,095
Total nonperforming assets	$45,738	$62,351	$67,829

Performing renegotiated loans	$20,633	$659	$16,488

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.89%	2.58%	2.83%
Nonperforming loans to total loans	1.66%	2.49%	2.60%
Nonperforming loans and OREO to total loans and OREO	2.76%	3.71%	4.06%
Allowance for loan and credit losses to total loans	3.40%	3.60%	4.01%
Allowance for loan and credit losses to nonperforming loans	204.38%	144.46%	154.33%

Shareholders’ Equity

•                  Total shareholders’ equity increased by $20.7 million on a linked-quarter basis.  The increase was primarily due to the reversal of the $15.6 million DTA valuation allowance originally recorded in the fourth quarter of 2010.

•                  The recapture of the DTA allowance, combined with the Company’s positive core earnings, increased tangible book value per share to $4.30. (1)

•                  The Board of Directors of the Company declared a $0.01 cash dividend on our common stock to be paid on February 6, 2012, to shareholders of record on January 30, 2012.

(in thousands, except per share amounts)	4Q11		3Q11	4Q10
EQUITY MEASURES
Common shareholders’ equity	$162,744		$141,982	$139,324
Total shareholders’ equity	220,082		199,341	201,738

Common shares outstanding at period end	37,090		37,067	36,877

Book value per common share	$4.39		$3.83	$3.78
Tangible book value per common share *	$4.30		$3.73	$3.67

Tangible common equity to tangible assets *	6.58%		5.74%	5.65%
Tangible equity to tangible assets *	8.95%		8.12%	8.27%
Tier 1 capital ratio		**	13.21%	12.90%
Total risk-based capital ratio		**	15.68%	15.50%

* See accompanying reconciliation of non-GAAP measures to GAAP

** Ratios unavailable at the time of release.

Net Interest Income and Margin

•                  Net interest income for the fourth quarter of 2011 decreased $0.1 million on a tax equivalent basis from the prior linked-quarter, to $24.2 million.

•                  The fourth quarter 2011 net interest margin (NIM) of 4.27% was relatively level with the fourth quarter of 2010 NIM of 4.26%, but decreased five basis points from the prior linked-quarter NIM of 4.32%, primarily due to a shift in the earning asset mix.

•                  Average earning assets of $2.25 billion increased $16.0 million during the fourth quarter of 2011 compared to the prior linked-quarter.

•                  The average net loan portfolio decreased $2.3 million and the average investment portfolio increased $14.9 million during the fourth quarter of 2011 compared to the prior-linked quarter.

•                  The yield on average earning assets in the fourth quarter of 2011 decreased eight basis points to 4.69%, compared to 4.77% in the third quarter of 2011.

•                  The rate paid on average interest-bearing liabilities decreased seven basis points on a linked-quarter basis to 0.92%.  The Company continues to see a reduction in higher cost CD balances while maintaining a significant portion of its funding in the form of noninterest-bearing demand balances.

•                  Including noninterest-bearing demand accounts, the rate paid on average deposits was 0.36% in the fourth quarter of 2011 compared to 0.40% and 0.51% in the respective linked- and prior-year quarters.

Noninterest Income

•                  As a percentage of total operating revenue, noninterest income increased to 35.4% for the fourth quarter of 2011 from 20.2% for the third quarter of 2011 and 30.1% for the fourth quarter of 2010. For the full year, noninterest income to operating revenue was 27.2% for 2011 as compared to 26.6% for 2010.

•                  The linked-quarter increase in noninterest income for the fourth quarter of 2011 is primarily attributable to Investment Banking revenue, as well as increases in earnings on equity method investments, valuations on customer swaps and insurance revenue.

•                  Given the transactional nature of some of the Company’s noninterest income sources, quarterly noninterest income can be volatile and the timing of fee recognition is difficult to predict.  The Investment Banking segment recognized $7.2 million of revenue in 2011, of which $5.4 million, or 75%, was recognized in the fourth quarter.

	Quarter ended			4Q11 change vs.
(in thousands)	4Q11	3Q11	4Q10	3Q11		4Q10
Noninterest income:
Deposit service charges	$1,223	$1,274	$1,178	$(51)	(4.0)%	$45	3.8%
Investment advisory and trust income	1,298	1,291	1,315	7	0.5%	(17)	(1.3)%
Insurance income	3,501	2,952	3,139	549	18.6%	362	11.5%
Investment banking income	5,431	205	2,766	5,226	2,549.3%	2,665	96.3%
Other income	1,630	329	1,959	1,301	395.4%	(329)	(16.8)%
Total noninterest income	$13,083	$6,051	$10,357	$7,032	116.2%	$2,726	26.3%

Operating Expenses

•                  The Company’s efficiency ratio for the fourth quarter of 2011 was 70.0%, compared to 74.5% for the third quarter of 2011 and 74.2% for the fourth quarter of 2010. For the full year, the efficiency ratio was 73.0% for 2011, as compared to 76.5% for 2010.

•                  Salaries and employee benefits increased $3.6 million in the fourth quarter of 2011 on a linked-quarter basis.  The increase was primarily due to higher bonuses and commission expense related to higher fourth quarter revenue levels, as well as an increase in medical claims for the Company’s self-insured plan.

•                  Other operating expenses decreased $0.3 million on a linked-quarter basis primarily due to decreases in loan workout- and OREO-related costs.

•                  Included in net loss on securities, other assets and OREO is a $0.7 million charge related to the closure of a branch location in Surprise, Arizona.

	Quarter ended			4Q11 change vs.
(in thousands)	4Q11	3Q11	4Q10	3Q11		4Q10
Noninterest expense:
Salaries and employee benefits	$17,826	$14,212	$15,937	$3,614	25.4%	$1,889	11.9%
Stock-based compensation expense	357	372	411	(15)	(4.0)%	(54)	(13.1)%
Occupancy expenses, premises and equipment	3,576	3,358	3,289	218	6.5%	287	8.7%
Amortization of intangibles	159	160	160	(1)	(0.6)%	(1)	(0.6)%
Other operating expenses	3,940	4,272	5,712	(332)	(7.8)%	(1,772)	(31.0)%
Net loss on securities, other assets and OREO	755	856	1,660	(101)	(11.8)%	(905)	(54.5)%
Total noninterest expense	$26,613	$23,230	$27,169	$3,383	14.6%	$(556)	(2.0)%

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, January 27, 2012, at 9:00 am MST with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=84287 or by telephone at 877.493.9121, (conference ID # 38568305). International callers may dial:  973.582.2750.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations and reflects the basis on which management internally reviews financial performance and capital adequacy. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.4 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our ability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  Our net interest margin may be negatively impacted if we are unable to profitably deploy excess cash into higher yielding loans or investments.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

December 31, 2011

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
INCOME STATEMENT DATA
Interest income	$27,284	$28,252	$111,264	$115,979
Interest expense	3,432	4,234	14,863	19,148
NET INTEREST INCOME BEFORE PROVISION	23,852	24,018	96,401	96,831
Provision for loan losses	380	3,519	4,002	35,127
NET INTEREST INCOME AFTER PROVISION	23,472	20,499	92,399	61,704
Noninterest income	13,083	10,357	35,956	35,008
Noninterest expense	26,613	27,169	100,547	109,112
INCOME (LOSS) BEFORE INCOME TAXES	9,942	3,687	27,808	(12,400)
Provision (benefit) for income taxes	(12,012)	15,951	(5,654)	10,028
NET INCOME (LOSS) BEFORE NONCONTROLLING INTEREST	21,954	(12,264)	33,462	(22,428)
Net income attributable to noncontrolling interest	—	(10)	—	(209)
NET INCOME (LOSS)	$21,954	$(12,274)	$33,462	$(22,637)

Preferred stock dividends	(717)	(944)	(5,147)	(3,764)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$21,237	$(13,218)	$28,315	$(26,401)

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$0.57	$(0.36)	$0.76	$(0.72)
DILUTED	$0.57	$(0.36)	$0.76	$(0.72)

EQUITY MEASURES
Common shares outstanding at period end (in thousands)			37,090	36,877
Book value per common share			$4.39	$3.78
Tangible book value per common share *			$4.30	$3.67
Tangible common equity to tangible assets *			6.58%	5.65%
Tangible equity to tangible assets *			8.95%	8.27%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total assets	$2,423,504	$2,395,088
Loans	1,637,424	1,643,727
Intangible assets	3,399	4,119
Deposits	1,918,406	1,889,368
Subordinated debentures	93,150	93,150
Common shareholders’ equity	162,744	139,324
Total shareholders’ equity	220,082	201,738
Interest-earning assets	2,239,700	2,239,254
Interest-bearing liabilities	1,438,691	1,472,686

BALANCE SHEET AVERAGES
Average assets	$2,403,960	$2,434,002
Average loans	1,651,247	1,693,546
Average deposits	1,905,095	1,938,670
Average subordinated debentures	93,150	93,150
Average shareholders’ equity	206,193	222,656
Average interest-earning assets	2,242,395	2,225,698
Average interest-bearing liabilities	1,456,302	1,596,709

CoBiz Financial Inc.

December 31, 2011

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2011	2010	2011	2010

PROFITABILITY MEASURES
Net interest margin	4.27%	4.26%	4.35%	4.37%
Efficiency ratio	70.01%	74.23%	73.01%	76.49%
Return on average assets	3.61%	(1.99)%	1.39%	(0.93)%
Return on average shareholders’ equity	42.89%	(22.50)%	16.23%	(10.17)%
Noninterest income as a percentage of operating revenues	35.42%	30.13%	27.17%	26.55%

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans			$27,024	$42,532
Loans 90 days or more past due and accruing interest			212	202
Total nonperforming loans			27,236	42,734
OREO & repossessed assets			18,502	25,095
Total nonperforming assets			$45,738	$67,829

Performing renegotiated loans			$20,633	$16,488

Charge-offs			$(18,746)	$(50,627)
Recoveries			4,481	6,276
Net charge-offs			$(14,265)	$(44,351)

ASSET QUALITY MEASURES
Nonperforming assets to total assets			1.89%	2.83%
Nonperforming loans to total loans			1.66%	2.60%
Nonperforming loans and OREO to total loans and OREO			2.76%	4.06%
Allowance for loan and credit losses to total loans			3.40%	4.01%
Allowance for loan and credit losses to nonperforming loans			204.38%	154.33%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$1,101	$2,004	$3,105	$568,962	0.55%
Real estate - mortgage	1,412	7,883	9,295	784,491	1.18%
Land acquisition & development	2,964	2,148	5,112	61,977	8.25%
Real estate - construction	6,085	900	6,985	63,141	11.06%
Consumer	345	2,394	2,739	116,676	2.35%
Other loans	—	—	—	42,177	0.00%
OREO & repossessed assets	10,887	7,615	18,502	18,502	—
NPAs	$22,794	$22,944	$45,738	$1,655,926	2.76%

Total loans	$1,112,219	$525,205	$1,637,424
Total loans and OREO	1,123,106	532,820	1,655,926
Nonperforming loans to loans	1.07%	2.92%	1.66%
Nonperforming loans and OREO to total loans and OREO	2.03%	4.31%	2.76%

CoBiz Financial Inc.

December 31, 2011

(unaudited)

					Corporate
	Commercial	Investment	Wealth		Support and
(in thousands, except per share amounts)	Banking	Banking	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended December 31, 2011	$25,266	$2	$(3)	$1	$(1,414)	$23,852
Quarter ended September 30, 2011	25,642	1	(2)	—	(1,667)	23,974
Annualized quarterly growth	(5.8)%	396.7%	(198.4)%	—	60.2%	(2.0)%

Quarter ended December 31, 2010	$25,213	$3	$(10)	$(1)	$(1,187)	$24,018
Annual growth	.2%	(33.3)%	70.0%	200.0%	(19.1)%	(.7)%

Noninterest income
Quarter ended December 31, 2011	$2,808	$5,431	$2,610	$2,194	$40	$13,083
Quarter ended September 30, 2011	1,653	205	2,154	2,089	(50)	6,051
Annualized quarterly growth	277.2%	NM	84.0%	19.9%	714.1%	461.1%

Quarter ended December 31, 2010	$2,920	$2,766	$2,458	$1,996	$217	$10,357
Annual growth	(3.8)%	96.3%	6.2%	9.9%	(81.6)%	26.3%

Net income
Quarter ended December 31, 2011	$10,003	$1,370	$285	$129	$10,167	$21,954
Quarter ended September 30, 2011	8,106	(456)	(199)	(178)	(2,830)	4,443
Annualized quarterly growth	92.8%	NM	964.9%	684.3%	NM	NM

Quarter ended December 31, 2010	$(756)	$243	$(480)	$(570)	$(10,711)	$(12,274)
Annual growth	1,423.1%	463.8%	159.4%	122.6%	194.9%	278.9%

Earnings per share (diluted)
Quarter ended December 31, 2011	$0.27	$0.03	$0.01	$—	$0.26	$0.57
Quarter ended September 30, 2011	0.22	(0.01)	(0.01)	—	(0.15)	0.05
Annualized quarterly growth	90.2%	NM	793.5%	—	NM	NM

Quarter ended December 31, 2010	$(0.02)	$0.01	$(0.01)	$(0.02)	$(0.32)	$(0.36)
Annual growth	1,450.0%	200.0%	200.0%	100.0%	181.3%	258.3%

Total loans
At December 31, 2011						$1,637,424
At September 30, 2011						1,659,799
Annualized quarterly growth						(5.3)%

At December 31, 2010						$1,643,727
Annual growth						(.4)%

Total deposits and customer repurchase agreements
At December 31, 2011						$2,046,354
At September 30, 2011						2,012,394
Annualized quarterly growth						6.7%

At December 31, 2010						$2,047,058
Annual growth						(.0)%

NM = Not Meaningful

CoBiz Financial Inc.

December 31, 2011

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2011	2011	2011	2011	2010

COMMERCIAL BANKING
Income Statement
Total interest income	$27,214	$27,797	$27,964	$27,945	$27,977
Total interest expense	1,948	2,155	2,387	2,508	2,764
Net interest income	25,266	25,642	25,577	25,437	25,213
Provision for loan losses	727	(2,068)	584	1,327	4,677
Net interest income (loss) after provision	24,539	27,710	24,993	24,110	20,536
Noninterest income	2,808	1,653	3,065	2,459	2,920
Noninterest expense	8,616	7,403	7,526	8,098	9,560
Income (loss) before income taxes	18,731	21,960	20,532	18,471	13,896
Provision (benefit) for income taxes	2,812	8,149	7,409	6,952	9,338
Net income (loss) before management fees and overhead allocations	$15,919	$13,811	$13,123	$11,519	$4,558
Management fees and overhead allocations, net of tax	5,916	5,705	5,213	6,145	5,314
Net income (loss)	$10,003	$8,106	$7,910	$5,374	$(756)

INVESTMENT BANKING
Income Statement
Total interest income	$2	$1	$2	$3	$3
Total interest expense	—	—	—	—	—
Net interest income	2	1	2	3	3
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	2	1	2	3	3
Noninterest income	5,431	205	857	744	2,766
Noninterest expense	3,160	868	980	893	2,294
Income (loss) before income taxes	2,273	(662)	(121)	(146)	475
Provision (benefit) for income taxes	870	(253)	(52)	(58)	191
Net income (loss) before management fees and overhead allocations	$1,403	$(409)	$(69)	$(88)	$284
Management fees and overhead allocations, net of tax	33	47	36	35	41
Net income (loss)	$1,370	$(456)	$(105)	$(123)	$243

WEALTH MANAGEMENT
Income Statement
Total interest income	$—	$—	$1	$1	$1
Total interest expense	3	2	12	14	11
Net interest income	(3)	(2)	(11)	(13)	(10)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(3)	(2)	(11)	(13)	(10)
Noninterest income	2,610	2,154	2,381	2,280	2,458
Noninterest expense	2,187	2,191	2,388	2,388	2,654
Income (loss) before income taxes	420	(39)	(18)	(121)	(206)
Provision (benefit) for income taxes	(21)	(4)	(14)	(54)	98
Net income (loss) before management fees and overhead allocations	$441	$(35)	$(4)	$(67)	$(304)
Management fees and overhead allocations, net of tax	156	164	157	151	176
Net income (loss)	$285	$(199)	$(161)	$(218)	$(480)

INSURANCE
Income Statement
Total interest income	$1	$1	$—	$—	$1
Total interest expense	—	1	1	2	2
Net interest income	1	—	(1)	(2)	(1)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	1	—	(1)	(2)	(1)
Noninterest income	2,194	2,089	2,450	2,539	1,996
Noninterest expense	2,300	2,181	2,307	2,361	2,333
Income (loss) before income taxes	(105)	(92)	142	176	(338)
Provision (benefit) for income taxes	(314)	(29)	58	71	145
Net income (loss) before management fees and overhead allocations	$209	$(63)	$84	$105	$(483)
Management fees and overhead allocations, net of tax	80	115	87	86	87
Net income (loss)	$129	$(178)	$(3)	$19	$(570)

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$67	$(187)	$210	$242	$270
Total interest expense	1,481	1,480	1,446	1,423	1,457
Net interest income	(1,414)	(1,667)	(1,236)	(1,181)	(1,187)
Provision for loan losses	(347)	2,068	1,398	313	(1,158)
Net interest income (loss) after provision	(1,067)	(3,735)	(2,634)	(1,494)	(29)
Noninterest income	40	(50)	37	10	217
Noninterest expense	10,350	10,587	12,052	11,711	10,328
Income (loss) before income taxes	(11,377)	(14,372)	(14,649)	(13,195)	(10,140)
Provision (benefit) for income taxes	(15,359)	(5,511)	(5,354)	(4,952)	6,179
Net income (loss) before management Allowance for loan and credit losses to total loans	$3,982	$(8,861)	$(9,295)	$(8,243)	$(16,319)
Management fees and overhead allocations, net of tax	(6,185)	(6,031)	(5,493)	(6,417)	(5,618)
Net income (loss)	$10,167	$(2,830)	$(3,802)	$(1,826)	$(10,701)
Net (income) loss attributable to noncontrolling interest	—	—	—	—	(10)
Net income (loss) after noncontrolling interest	$10,167	$(2,830)	$(3,802)	$(1,826)	$(10,711)

CONSOLIDATED
Income Statement
Total interest income	$27,284	$27,612	$28,177	$28,191	$28,252
Total interest expense	3,432	3,638	3,846	3,947	4,234
Net interest income	23,852	23,974	24,331	24,244	24,018
Provision for loan losses	380	—	1,982	1,640	3,519
Net interest income (loss) after provision	23,472	23,974	22,349	22,604	20,499
Noninterest income	13,083	6,051	8,790	8,032	10,357
Noninterest expense	26,613	23,230	25,253	25,451	27,169
Income (loss) before income taxes	9,942	6,795	5,886	5,185	3,687
Provision (benefit) for income taxes	(12,012)	2,352	2,047	1,959	15,951
Net income (loss) before management fees and overhead allocations	$21,954	$4,443	$3,839	$3,226	$(12,264)
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$21,954	$4,443	$3,839	$3,226	$(12,264)
Net (income) loss attributable to noncontrolling interest	—	—	—	—	(10)
Net income (loss) after noncontrolling interest	$21,954	$4,443	$3,839	$3,226	$(12,274)

CoBiz Financial Inc.

December 31, 2011

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share amounts)	2011	2011	2011	2011	2010
Interest income	$27,284	$27,612	$28,177	$28,191	$28,252
Interest expense	3,432	3,638	3,846	3,947	4,234
Net interest income before provision	23,852	23,974	24,331	24,244	24,018
Provision for loan losses	380	—	1,982	1,640	3,519
Net interest income after provision	23,472	23,974	22,349	22,604	20,499
Noninterest income:
Deposit service charges	$1,223	$1,274	$1,224	$1,239	$1,178
Investment advisory and trust income	1,298	1,291	1,543	1,426	1,315
Insurance income	3,501	2,952	3,288	3,393	3,139
Investment banking income	5,431	205	857	744	2,766
Other income	1,630	329	1,878	1,230	1,959
Total noninterest income	13,083	6,051	8,790	8,032	10,357
Noninterest expense:
Salaries and employee benefits	$17,826	$14,212	$15,953	$14,723	$15,937
Stock-based compensation expense	357	372	341	424	411
Occupancy expenses, premises and equipment	3,576	3,358	3,322	3,354	3,289
Amortization of intangibles	159	160	159	160	160
Other operating expenses	3,940	4,272	4,535	5,428	5,712
Net loss on securities, other assets and OREO	755	856	943	1,362	1,660
Total noninterest expense	26,613	23,230	25,253	25,451	27,169
Net income (loss) before income taxes	9,942	6,795	5,886	5,185	3,687
Provision (benefit) for income taxes	(12,012)	2,352	2,047	1,959	15,951
Net income (loss)	21,954	4,443	3,839	3,226	(12,264)
Net income attributable to noncontrolling interest	—	—	—	—	(10)
Net income (loss) after noncontrolling interest	$21,954	$4,443	$3,839	$3,226	$(12,274)

Preferred stock dividends	(717)	(2,535)	(949)	(946)	(944)
Net income (loss) available to common shareholders	$21,237	$1,908	$2,890	$2,280	$(13,218)

Earnings (loss) per common share
Basic	$0.57	$0.05	$0.08	$0.06	$(0.36)
Diluted	$0.57	$0.05	$0.08	$0.06	$(0.36)

PROFITABILITY MEASURES
Net interest margin	4.27%	4.32%	4.40%	4.41%	4.26%
Efficiency ratio	70.01%	74.52%	73.40%	74.63%	74.23%
Return on average assets	3.61%	0.74%	0.64%	0.54%	(1.99)%
Return on average shareholders’ equity	42.89%	8.50%	7.37%	6.38%	(22.50)%
Noninterest income as a percentage of operating revenues	35.42%	20.15%	26.54%	24.89%	30.13%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	37,090	37,067	37,042	37,044	36,877
Book value per common share	$4.39	$3.83	$3.95	$3.86	$3.78
Tangible book value per common share *	$4.30	$3.73	$3.85	$3.76	$3.67

Tangible common equity to tangible assets *	6.58%	5.74%	5.91%	5.78%	5.65%
Tangible equity to tangible assets *	8.95%	8.12%	8.51%	8.37%	8.27%
Tier 1 capital ratio	**	13.21%	13.45%	12.97%	12.90%
Total risk based capital ratio	**	15.68%	15.97%	15.53%	15.50%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

	At
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2011	2011	2011	2011	2010
PERIOD END BALANCES
Total assets	$2,423,504	$2,416,052	$2,418,235	$2,413,226	$2,395,088
Loans	1,637,424	1,659,799	1,656,950	1,636,164	1,643,727
Intangible assets	3,399	3,558	3,718	3,877	4,119
Deposits	1,918,406	1,880,517	1,912,728	1,933,284	1,889,368
Subordinated debentures	93,150	93,150	93,150	93,150	93,150
Common shareholders’ equity	162,744	141,982	146,440	143,103	139,324
Total shareholders’ equity	220,082	199,341	209,137	205,658	201,738
Interest-earning assets	2,239,700	2,241,026	2,316,694	2,255,418	2,239,254
Interest-bearing liabilities	1,438,691	1,472,311	1,444,031	1,425,828	1,472,686

LOANS
Commercial	$568,962	$587,345	$592,390	$562,220	$565,145
Real estate - mortgage	784,491	782,771	772,652	776,801	783,675
Land acquisition & development	61,977	67,944	72,104	76,120	83,871
Real estate - construction	63,141	68,442	76,605	85,359	86,862
Consumer	116,676	112,709	104,887	99,457	94,607
Other	42,177	40,588	38,312	36,207	29,567
Gross loans	1,637,424	1,659,799	1,656,950	1,636,164	1,643,727
Less allowance for loan losses	(55,629)	(59,695)	(61,920)	(61,995)	(65,892)
Total net loans	$1,581,795	$1,600,104	$1,595,030	$1,574,169	$1,577,835

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$773,826	$718,689	$713,701	$696,114	$663,572
Savings	10,631	10,251	10,221	9,590	9,144
Allowance for loan and credit losses to total loans	97,748	104,971	94,047	91,042	105,793
Interest-bearing demand	10,385	—	—	—	—
Certificates of deposits under $100,000	34,575	36,126	37,282	39,860	41,845
Certificates of deposits $100,000 and over	180,790	208,965	227,968	234,830	229,701
Reciprocal CDARS	89,638	93,909	92,817	103,568	157,679
Brokered deposits	—	—	—	—	100
Total interest-bearing deposits	1,197,593	1,172,911	1,176,036	1,175,004	1,207,834
Noninterest-bearing demand deposits	720,813	707,606	736,692	758,280	681,534
Customer repurchase agreements	127,948	131,877	144,843	157,674	157,690
Total deposits and customer repurchase agreements	$2,046,354	$2,012,394	$2,057,571	$2,090,958	$2,047,058

BALANCE SHEET AVERAGES
Average assets	$2,413,877	$2,385,937	$2,404,666	$2,411,530	$2,447,772
Average loans	1,654,437	1,656,737	1,648,368	1,645,283	1,621,893
Average deposits	1,904,601	1,880,859	1,910,382	1,925,028	1,945,744
Average subordinated debentures	93,150	93,150	93,150	93,150	93,150
Average shareholders’ equity	203,064	207,462	208,886	205,175	216,441
Average interest-earning assets	2,246,836	2,230,789	2,244,327	2,247,763	2,246,857
Average interest-bearing liabilities	1,462,576	1,447,242	1,454,821	1,459,927	1,530,333

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$59,695	$61,920	$61,995	$65,892	$65,325
Provision for loan losses	380	—	1,982	1,640	3,519
Net charge-offs	(4,446)	(2,225)	(2,057)	(5,537)	(2,952)
Ending allowance for loan losses	$55,629	$59,695	$61,920	$61,995	$65,892

Beginning allowance for credit losses	$61	$61	$61	$61	$155
Provision for credit losses	(26)	—	—	—	(94)
Ending allowance for credit losses	$35	$61	$61	$61	$61

Total provision for loan and credit losses	$354	$—	$1,982	$1,640	$3,425

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$27,024	$41,365	$41,000	$39,231	$42,532
Loans 90 days or more past due and accruing interest	212	—	360	1,238	202
Total nonperforming loans	27,236	41,365	41,360	40,469	42,734
OREO and repossessed assets	18,502	20,986	23,748	23,581	25,095
Total nonperforming assets	$45,738	$62,351	$65,108	$64,050	$67,829

Performing renegotiated loans	$20,633	$659	$—	$—	$16,488

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.89%	2.58%	2.69%	2.65%	2.83%
Nonperforming loans to total loans	1.66%	2.49%	2.50%	2.47%	2.60%
Nonperforming loans and OREO to total loans and OREO	2.76%	3.71%	3.87%	3.86%	4.06%
Allowance for loan and credit losses to total loans	3.40%	3.60%	3.74%	3.79%	4.01%
Allowance for loan and credit losses to nonperforming loans	204.38%	144.46%	149.86%	153.34%	154.33%

CoBiz Financial Inc.

December 31, 2011

(unaudited)

	Three months ended
	December 31, 2011			September 30, 2011			December 31, 2010
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$25,755	$28	0.43%	$26,980	$27	0.39%	$95,601	$76	0.31%
Investment securities	625,062	5,475	3.50%	610,128	5,413	3.55%	594,719	5,539	3.73%
Loans	1,654,437	22,106	5.23%	1,656,737	22,516	5.32%	1,621,893	22,742	5.49%
Allowance for loan losses	(58,418)			(63,056)			(65,356)
Total interest-earning assets	$2,246,836	$27,609	4.69%	$2,230,789	$27,956	4.77%	$2,246,857	$28,357	4.80%

Noninterest-earning assets	167,041			155,148			200,915
Total assets	$2,413,877			$2,385,937			$2,447,772

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$759,980	$1,007	0.53%	$726,054	$1,072	0.59%	$705,463	$1,139	0.64%
Savings	10,267	3	0.12%	10,473	4	0.15%	9,263	7	0.30%
Eurodollar	97,607	165	0.66%	97,005	180	0.73%	113,303	229	0.79%
Interest-bearing demand	5,665	2	0.14%	—	—	0.00%	—	—	0.00%
Certificates of deposit
Brokered	—	—	0.00%	—	—	0.00%	100	1	1.38%
Reciprocal	93,824	127	0.54%	93,158	130	0.55%	152,801	301	0.78%
Under $100,000	35,255	69	0.78%	36,585	79	0.86%	42,805	122	1.13%
$100,000 and over	189,882	368	0.77%	216,096	431	0.79%	250,399	680	1.08%
Total interest-bearing deposits	$1,192,480	$1,741	0.58%	$1,179,371	$1,896	0.64%	$1,274,134	$2,479	0.77%
Other borrowings
Securities sold under agreements to repurchase	148,590	155	0.41%	160,807	216	0.53%	162,771	234	0.56%
Other short-term borrowings	28,356	19	0.26%	13,914	9	0.25%	278	1	0.70%
Long term-debt	93,150	1,517	6.37%	93,150	1,517	6.37%	93,150	1,520	6.39%
Total interest-bearing liabilities	$1,462,576	$3,432	0.92%	$1,447,242	$3,638	0.99%	$1,530,333	$4,234	1.09%
Noninterest-bearing demand accounts	712,121			701,488			671,610
Total deposits and interest-bearing liabilities	2,174,697			2,148,730			2,201,943
Other noninterest-bearing liabilities	36,116			29,745			29,192
Total liabilities	2,210,813			2,178,475			2,231,135
Total equity	203,064			207,462			216,637
Total liabilities and equity	$2,413,877			$2,385,937			$2,447,772
Net interest income - taxable equivalent		$24,177			$24,318			$24,123
Net interest spread			3.77%			3.78%			3.71%
Net interest margin			4.27%			4.32%			4.26%
Ratio of average interest-earning assets to average interest-bearing liabilities	153.62%			154.14%			146.82%

	For the year ended December 31,
	2011			2010
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$32,183	$130	0.40%	$44,995	$182	0.40%
Investment securities	621,346	22,743	3.66%	557,673	22,235	3.99%
Loans	1,651,247	89,575	5.42%	1,693,546	94,063	5.55%
Allowance for loan losses	(62,381)			(70,516)
Total interest earning-assets	$2,242,395	$112,448	4.86%	$2,225,698	$116,480	5.06%

Noninterest-earning assets	161,565			208,304
Total assets	$2,403,960			$2,434,002

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$721,151	$4,366	0.61%	$708,936	$4,910	0.69%
Savings	9,997	17	0.17%	9,683	31	0.32%
Eurodollar	96,378	701	0.73%	111,768	1,023	0.92%
Interest-bearing demand	1,605	2	0.12%	—	—	0.00%
Certificates of deposit
Brokered	5	—	1.38%	1,762	38	2.16%
Reciprocal	108,318	664	0.61%	167,038	1,616	0.97%
Under $100,000	37,961	348	0.92%	46,863	664	1.42%
$100,000 and over	216,850	1,923	0.89%	301,546	4,056	1.35%
Total interest-bearing deposits	$1,192,265	$8,021	0.67%	$1,347,596	$12,338	0.92%
Other borrowings
Securities sold under agreements to repurchase	156,745	787	0.50%	148,454	1,096	0.74%
Other short-term borrowings	14,142	37	0.26%	7,509	23	0.31%
Long-term debt	93,150	6,018	6.37%	93,150	5,691	6.11%
Total interest-bearing liabilities	$1,456,302	$14,863	1.01%	$1,596,709	$19,148	1.20%
Noninterest-bearing demand accounts	712,830			591,074
Total deposits and interest-bearing liabilities	2,169,132			2,187,783
Other noninterest-bearing liabilities	28,635			22,980
Total liabilities	2,197,767			2,210,763
Total equity	206,193			223,239
Total liabilities and equity	$2,403,960			$2,434,002
Net interest income - taxable equivalent		$97,585			$97,332
Allowance for loan and credit losses to total loans			3.85%			3.86%
Net interest margin			4.35%			4.37%
Ratio of average interest-earning assets to average interest-bearing liabilities	153.98%			139.39%

CoBiz Financial Inc.

December 31, 2011

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity, and tangible assets.  These items have been adjusted to exclude intangible assets and preferred stock.  The table also includes Non-GAAP financial measurements related to earnings per share as adjusted for items the Company does not believe are representative of its core earnings.

		At
		December 31,	September 30,	June 30,	March 31,	December 31,
		2011	2011	2011	2011	2010

	Shareholders’ equity as reported - GAAP	$220,082	$199,341	$209,137	$205,658	$201,738
	Intangible assets	(3,399)	(3,558)	(3,718)	(3,877)	(4,119)

A	Tangible equity - Non-GAAP	216,683	195,783	205,419	201,781	197,619
	Preferred stock	(57,338)	(57,359)	(62,697)	(62,555)	(62,414)

B	Tangible common equity - Non-GAAP	$159,345	$138,424	$142,722	$139,226	$135,205

	Total assets as reported - GAAP	$2,423,504	$2,416,052	$2,418,235	$2,413,226	$2,395,088
	Intangible assets	(3,399)	(3,558)	(3,718)	(3,877)	(4,119)

C	Total tangible assets - Non-GAAP	$2,420,105	$2,412,494	$2,414,517	$2,409,349	$2,390,969

D	Common shares outstanding	37,090	37,067	37,042	37,044	36,877

B / C	Tangible common equity to tangible assets - Non-GAAP	6.58%	5.74%	5.91%	5.78%	5.65%
A / C	Tangible equity to tangible assets - Non-GAAP	8.95%	8.12%	8.51%	8.37%	8.27%
B / D	Tangible book value per common share - Non-GAAP	$4.30	$3.73	$3.85	$3.76	$3.67

	Net income available to common shareholders as reported - GAAP	$21,237	$1,908			$(13,218)
	Effect of excluding:
E	Deferred tax valuation allowance	(15,596)	—			15,596
F	Accretion of preferred stock discount recorded in the quarter of redemption and original issuance costs	—	1,753			—
	Adjusted net income available to common shareholders- Non-GAAP	$5,641	$3,661			$2,378

	Earnings per common share - GAAP	$0.57	$0.05			$(0.36)
E / D	Effect of deferred tax valuation allowance	(0.42)	—			0.42
F / D	Effect of discount accretion and issuance cost exclusion	—	0.05			—
	Adjusted earnings per common share - Non-GAAP	$0.15	$0.10			$0.06